UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 22, 2010

The South Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

0-15083	57-0824914
(Commission File Number)	(IRS Employer Identification No.)

102 South Main Street Greenville, South Carolina	29601
(Address of Principal Executive Offices)	(Zip Code)

(864) 255-7900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Shareholder Litigation

As previously disclosed, on May 16, 2010, The South Financial Group, Inc. (“TSFG”), The Toronto-Dominion Bank (“TD”) and a wholly owned subsidiary of TD entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for TD to acquire TSFG (the “Merger”) and a Share Purchase Agreement (the “Share Purchase Agreement”), pursuant to which TD agreed to purchase 100 newly issued shares of TSFG’s Series M Preferred Stock (the “Issuance”), which will vote together with TSFG common stock as a single class and represent 39.9% of the total voting power of holders of TSFG capital stock entitled to vote, for consideration of 1,000 TD common shares.

Two purported class action lawsuits are pending in the South Carolina Court of Common Pleas (the “Court”) relating to the transactions contemplated by the Merger Agreement and the Share Purchase Agreement, naming TSFG, the TSFG directors, and TD as defendants, and each on behalf of a putative class of TSFG stockholders.  Those actions were submitted for consolidation on June 28, 2010, under the caption In re The South Financial Group, Inc., CA No. 2010-CP-23-5001 (the “Consolidated Action”).

The plaintiffs in the Consolidated Action generally challenge the proposed Merger and Issuance.  On July 22, 2010, the defendants entered into a memorandum of understanding (the “MOU”) with the plaintiffs regarding the settlement of the Consolidated Action.  In connection with the settlement contemplated by the MOU, TD agreed not to engage in any additional purchases of outstanding TSFG common stock from July 22, 2010 through the record date for the special meeting of TSFG shareholders to vote on the Merger.  In addition, TSFG and TD agreed to make certain additional disclosures relating to the Merger in the definitive proxy statement for the purpose of soliciting the vote of TSFG shareholders.

The MOU contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including Court approval following notice to TSFG’s shareholders. If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed Merger, the Merger Agreement and the Share Purchase Agreement, and the transactions contemplated thereby, and any disclosure made or shareholder vote held in connection therewith, pursuant to terms that will be disclosed to shareholders prior to final approval of the settlement.  Upon Court approval, plaintiffs’ attorneys are expected to apply for an award of attorneys’ fees and expenses. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the MOU may be terminated.

Federal Reserve Approval

On July 22, 2010, the Federal Reserve Board of Governors announced its approval of the application of TD and its subsidiary bank holding companies to acquire TSFG and its subsidiary bank.  The approval requires TSFG to enter into an agreement to divest certain branches in the Palatka banking market prior to consummation of the Merger.  The Merger remains subject to approval by the shareholders of TSFG, as well as the satisfaction of other closing conditions.

FORWARD-LOOKING STATEMENTS

            This Current Report on Form 8-K contains forward-looking statements about TSFG and the proposed transaction between TSFG and TD. There are several factors – many beyond TSFG’s control – that could cause actual results to differ significantly from expectations described in the forward-looking statements. Among these factors are the receipt of necessary regulatory approvals and the approval of TSFG’s shareholders. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.  For a discussion of factors that may cause actual results to differ from expectations, refer to TSFG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and Annual Report on Form 10-K for the year ended December 31, 2009, including information incorporated into TSFG’s Form 10-K from its 2009 annual report, filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov.

MORE INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

            The proposed merger will be submitted to TSFG shareholders for their consideration. TD has filed with the SEC a registration statement on Form F-4 that includes a proxy statement of TSFG that also constitutes a prospectus of TD. TSFG will mail the proxy statement-prospectus to its shareholders. You may obtain copies of all documents filed with the SEC regarding the proposed merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain free copies of these documents by contacting TSFG, as follows:  Investor Relations, Attn: Brian Wildrick, 104 South Main Street, Poinsett Plaza - 6th Floor, Greenville, SC 29601.

            TSFG shareholders and other investors are urged to read the final proxy statement-prospectus when it becomes available because it will describe the proposed merger and contain other important information.

            The South Financial Group, Inc., The Toronto-Dominion Bank, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information about TSFG’s directors and executive officers and their ownership of TSFG common stock is contained in the definitive proxy statement for TSFG’s 2010 annual meeting of shareholders, as filed by TSFG with the SEC on Schedule 14A on April 7, 2010.  Information regarding TD’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2009, which was filed with the SEC on December 3, 2009 and its notice of annual meeting and proxy circular for its most recent annual meeting, which was filed with the SEC on February 25, 2010. The proxy statement-prospectus for the proposed merger will provide more information about participants in the solicitation of proxies from TSFG shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

Date: July 28, 2010	By:	/s/ William P. Crawford, Jr.
	Name:	William P. Crawford, Jr.
	Title:	Executive Vice President, General Counsel and Secretary